STOCK PURCHASE AND INVESTMENT AGREEMENT

                                  COMMON STOCK

                                  BY AND AMONG


                            INTERACTIVE NETWORK, INC.

                                       AND

                        THE INVESTORS NAMED ON SCHEDULE A



                               SEPTEMBER 13, 2000

                                TABLE OF CONTENTS
                                -----------------

                                                                            PAGE
                                                                            ----

1.   Purchase of Units; Escrow Account........................................1
     1.1.    Purchase of Units................................................1
     1.2.    Escrow Account...................................................1

2.   Closing..................................................................2

3.   Representations and Warranties of INNN...................................2
     3.1.    Organization and Standing........................................2
     3.2.    Corporate Power..................................................2
     3.3.    Subsidiaries.....................................................3
     3.4.    Capitalization...................................................3
     3.5.    No Violation.....................................................3
     3.6.    Shares Validly Issued............................................4
     3.7.    Financial Statements.............................................4
     3.8.    Changes..........................................................4
     3.9.    Title to Properties and Assets; Liens............................4
     3.10.   Intellectual Properties..........................................5
     3.11.   Proprietary Information of Third Parties.........................5
     3.12.   Compliance With Other Instruments................................5
     3.13.   Litigation.......................................................5
     3.14.   No Defaults......................................................6
     3.15.   Insurance........................................................6
     3.16.   Governmental Consent.............................................6
     3.17.   Disclosure.......................................................6
     3.18.   Offering.........................................................6
     3.19.   Registration Rights..............................................6
     3.20.   Agreements; Changes..............................................6
     3.21.   Taxes............................................................7
     3.22.   Employees........................................................7
     3.23.   Transactions With Affiliates.....................................7
     3.24.   Retirement Obligations...........................................8
     3.25.   Benefit Plans....................................................8
     3.26.   Brokers..........................................................9
     3.27.   Year 2000 Compliance.............................................9
     3.28.   Litigation.......................................................9
     3.29.   SEC Filings......................................................9

4.   Representations and Warranties of Investors.............................10
     4.1.    Authority.......................................................10
     4.2.    Investment Representations......................................10

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5.   Conditions to the Investors' Obligations at Closing.....................11
     5.1.    Representations and Warranties Correct; Performance
               of Obligations................................................11
     5.2.    Certain Deliveries at Closing...................................11
     5.3.    Qualifications..................................................11
     5.4.    Board of Advisors of INNN.......................................11
     5.5.    Board of Directors of INNN......................................11
     5.6.    Proceedings and Documents.......................................11
     5.7.    No Restraints...................................................12
     5.8.    No Governmental Litigation......................................12
     5.9.    No Other Litigation.............................................12

6.   Conditions to Obligations of INNN.......................................12
     6.1.    Representations and Warranties Correct; Performance
               of Obligations................................................12
     6.2.    Qualifications..................................................12
     6.3.    No Restraints...................................................12
     6.4.    No Governmental Litigation......................................13
     6.5.    No Other Litigation.............................................13

7.   Covenants...............................................................13
     7.1.    Financial Information...........................................13
     7.2.    Inspection......................................................14
     7.3.    Confidentiality of Information..................................14
     7.4.    Use of Proceeds.................................................14
     7.5.    Negative Covenants..............................................14
     7.6.    Compliance With Laws............................................15
     7.7.    Keeping of Records and Books of Account.........................15
     7.8.    Payment of Taxes................................................15
     7.9.    Maintain Corporate Existence....................................15
     7.10.   Future Financings...............................................15
     7.11.   Board of Directors of TWIN Entertainment........................16
     7.12.   Termination of Covenants........................................16

8.   Registration Obligation.................................................16
     8.1.    Certain Definitions.............................................16
     8.2.    Registration....................................................17
     8.3.    Rule 144 Reporting..............................................21
     8.4.    Assignment of Registration Rights...............................21
     8.5.    Amendment of Registration Rights................................21
     8.6.    Limitation on Subsequent Registration Rights....................21

9.   Restrictive Legends.....................................................22

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10.  Miscellaneous...........................................................22
     10.1.   Successors and Assigns..........................................22
     10.2.   Governing Law...................................................22
     10.3.   Survival........................................................22
     10.4.   Entire Agreement; Amendment.....................................22
     10.5.   Notices.........................................................23
     10.6.   Delays or Omissions.............................................23
     10.7.   Counterparts....................................................23
     10.8.   Severability....................................................23
     10.9.   Interpretation..................................................24
     10.10.  Investigation...................................................24
     10.11.  Publicity.......................................................24
     10.12.  Specific Performance............................................24


SCHEDULES
---------

Schedule A........List of Investors
Schedule B........Use of Proceeds


EXHIBITS
--------

Exhibit A.........Form of Warrant
Exhibit B.........Form of Escrow Agreement

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                     STOCK PURCHASE AND INVESTMENT AGREEMENT
                     ---------------------------------------

         THIS AGREEMENT is made and entered into as of the 13th day of September, 2000, by and among Interactive Network, Inc., a California corporation ("INNN"), and the investors named on SCHEDULE A hereto (each an "Investor" and together the "Investors").

         WHEREAS, the Investors desire to acquire from INNN, and INNN desires to issue to the Investors, a minimum ("Minimum") of 615,000 units ("Units") and a maximum (the "Maximum") of 3,250,000 Units for $1.22 per Unit, each Unit consisting of a share of the no par value common stock of INNN ("Common Stock") and a warrant to purchase one share of Common Stock at an exercise price of $1.90 per share (the "Warrants"); and

         WHEREAS, INNN owns fifty percent (50%) of the outstanding capital stock of TWIN Entertainment, Inc. ("TWIN Entertainment"), a corporate joint venture between INNN and Two Way TV Limited under the terms of a Joint Venture and Stock Purchase Agreement dated as of December 6, 1999 (the "Joint Venture Agreement").

         NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto agree as follows:

         1. PURCHASE OF UNITS; ESCROW ACCOUNT.

                  1.1. PURCHASE OF UNITS. INNN will sell to the Investors, and the Investors will purchase from INNN, the Minimum of 615,000 Units and up to the Maximum of 3,250,000 Units for $1.22 per Unit. The number of Units each Investor will acquire is set forth on SCHEDULE A. The Warrants shall have a term of five (5) years and shall otherwise be in the form attached hereto as EXHIBIT A, which may be amended from time to time after the date of this Agreement. Each purchase and sale of the Units shall be subject to the terms and conditions of this Agreement and shall be made in reliance upon the representations, warranties and agreements contained in this Agreement. The purchase price for the Units shall be paid at each "Closing" (as defined below) by check made payable to "Interactive Network, Inc. Escrow Account" ("Escrow Account") or by wire transfer of funds to the Escrow Account against delivery of certificates evidencing the shares of Common Stock ("Shares") and Warrants comprising the Units registered in the name of, or as otherwise directed by, each Investor.

                  1.2. ESCROW ACCOUNT. Until the Minimum is sold by INNN at a Closing, the proceeds from the sale of the Units shall be deposited by INNN in an escrow account (the "Escrow Account") at Associated Bank Minnesota, a state banking association (the "Escrow Agent"), pursuant to the escrow agreement the form attached hereto as EXHIBIT B (the "Escrow Agreement").

         2. CLOSING. The closing of the purchase and sale of the Minimum number of Units (the "Initial Closing") shall be held at the offices of Winthrop & Weinstine, P.A., 3000 Dain Rauscher Plaza, 60 South Sixth Street, Minneapolis, Minnesota 55402, at 10:00 a.m. local time, on or before September 13, 2000 or at such other time and place to which INNN and the Investors may agree. The closing of subsequent purchases and sales of Units hereunder (the "Subsequent Closings") shall be held at such time and place as INNN and the Investors may agree. (The Initial Closing and the Subsequent Closings are each referred to herein as the "Closing" and the date of the Initial Closing and the Subsequent Closings each as the "Closing Date.")

         3. REPRESENTATIONS AND WARRANTIES OF INNN.

         INNN represents and warrants to the Investors that the statements contained in this Section 3 are true and correct, except as set forth in the Disclosure Schedule delivered by INNN to the Investors concurrently herewith ("INNN Disclosure Schedule"). All exceptions noted in the INNN Disclosure Schedule shall be numbered to correspond to the applicable sections of this Agreement to which such section refers.

                  3.1. ORGANIZATION AND STANDING. INNN is a corporation duly organized, validly existing and in good standing under the laws of the State of California. INNN has the requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted. INNN is duly licensed or qualified as a foreign corporation and is in good standing in every state or other jurisdiction wherein the character of its property or the nature of its activities makes such licensing or qualification necessary and wherein the failure to be so licensed or qualified could have an "INNN Material Adverse Effect" (as defined below). "INNN Material Adverse Effect" means an effect that is materially adverse to (i) the business of INNN or (ii) INNN's ability to perform any of its material obligations under this Agreement or to issue the Units to the Investors.

                  3.2. CORPORATE POWER. INNN has now, and will have at each Closing Date, all requisite legal and corporate power to enter into this Agreement, to sell the Units hereunder, and to carry out and perform its obligations under the terms of this Agreement. INNN has heretofore delivered and made available to the Investors complete and accurate copies of the Articles of Incorporation, Bylaws and other governing instruments of INNN, as currently in effect, and other organizational documents and agreements defining the rights of INNN with respect to any material joint ventures, partnerships or other businesses in which INNN owns a less than 100% interest, including, without limitation, the Joint Venture Agreement. The execution and delivery by INNN of this Agreement, and the consummation by INNN of the transactions contemplated hereby, have been duly and validly authorized and approved by INNN's Board of Directors, no other actions of INNN's Board of Directors or corporate proceeding on the part of INNN are necessary to authorize this Agreement, and no other action of INNN's Board of Directors or corporate action on the part of INNN is necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by INNN and, assuming due execution and delivery by the Investors, constitutes the valid and binding obligation of INNN, enforceable against INNN in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, and the relief of debtors and rules of law governing specific performance, injunctive relief, or other equitable remedies.

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                  3.3. SUBSIDIARIES. Other than its ownership interest in TWIN
Entertainment, INNN does not own or control, directly or indirectly, any equity, partnership or other ownership interest or investment in any other corporation, association, partnership, joint venture or other business entity. Each of the outstanding shares of capital stock owned by INNN of TWIN Entertainment is duly authorized, validly issued, fully paid and nonassessable, and is owned, beneficially and of record, by INNN, free and clear of any lien, mortgage, pledge, security interest, encumbrance or charge of any kind ("Lien").

                  3.4. CAPITALIZATION. As of the date hereof, INNN's entire authorized capital stock consists of (i) 150,000,000 shares of Common Stock, of which 39,427,605 shares are issued and outstanding, and (ii) 10,000,000 shares of preferred stock, no par value per share, of which no shares are outstanding. All such issued and outstanding shares are duly authorized and validly issued, fully paid and nonassessable and have been issued in compliance with all applicable state and federal laws concerning the issuance of securities. Subject to the terms and conditions hereof, the Company has authorized the issuance on the Closing Dates of up to 3,250,000 shares of Common Stock comprising a portion of the Units (the "Unit Shares") and Warrants to purchase up to 3,250,000 shares of Common Stock (the "Warrant Shares"), and has authorized the reservation of the Warrant Shares. There are 5,000,000 shares of Common Stock reserved for issuance under INNN's 1999 Stock Option Plan, as amended (the "1999 Option Plan"), pursuant to options granted or to be granted to employees, non-employee directors and non-employee consultants ("Employee Reserved Shares"), of which 2,731,000 shares are issuable upon the exercise of outstanding options. Except for the foregoing, and except for options to acquire 1,150,000 shares of Common Stock which are outstanding under INNN's 1988 Stock Option Plan (which expired in September 1998) (the "1998 Option Plan"), (i) no subscription, warrant, option, convertible security or other right permitting any party other than INNN to purchase or acquire any shares of capital stock of INNN is authorized or outstanding, and (ii) INNN has no commitment to issue any such subscription, warrant, option, convertible security or other right, or to issue or distribute to holders of any shares of its capital stock (by reason of their holding such capital stock) any evidences of indebtedness or assets. INNN has no obligation, contingent or otherwise, to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. Upon the effectiveness of this Agreement, no person or entity will be entitled to any preemptive right, right of first refusal or similar right with respect to the issuance, sale, redemption or transfer of any capital stock of INNN or any rights with respect to the registration of any capital stock of INNN under federal or state securities laws, except for the rights of first refusal and registration obligations contained in this Agreement. There are no existing voting or stock restriction agreements or similar agreements between INNN and any of its shareholders.

                  3.5. NO VIOLATION. The execution and delivery of this Agreement will not violate any provision of law, any order of any court or other agency of government, any indenture, agreement or other instrument to which INNN is a party or to which any of their properties or assets are bound, or conflict with, result in a breach of, or constitute a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien upon any of the properties of assets of INNN.

                  3.6. SHARES VALIDLY ISSUED. The Unit Shares, when issued in compliance with the provisions of this Agreement, and the Warrant Shares, when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable, free of any Liens imposed by or through INNN, with all original issuance taxes paid thereon, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.

                  3.7. FINANCIAL STATEMENTS. INNN has furnished the Investors with copies of its audited consolidated financial statements as of and for the year ended December 31, 1999 ("Audited Financials") and its unaudited consolidated financial statements as of and for the six months ended June 30, 2000 ("Unaudited Financials") (the Audited Financials and Unaudited Financials are referred to in this Agreement as the "Financial Statements"). The Financial Statements were prepared in accordance with INNN's books and records and in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated therein or on the notes thereto or, in the case of the Unaudited Financials, as permitted by Form 10-Q of the Securities and Exchange Commission ("SEC")) and fairly present the financial position and results of operations of INNN as of the dates and for the periods indicated, subject, however, to normal year end audit adjustments not anticipated to be material in amount. INNN has no liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise) which are not shown or provided for in the Financial Statements, except those incurred since June 30, 2000 in the ordinary course of business and of a type and in an amount consistent with past practice and which, individually or in the aggregate, could not be expected to have an INNN Material Adverse Effect.

                  3.8. CHANGES. Since June 30, 2000, there has not been any (a) INNN Material Adverse Effect; (b) damage, destruction, or loss, not covered by insurance, that would, individually or in the aggregate, reasonably be expected to have an INNN Material Adverse Effect; or (c) material change by INNN in accounting methods or principles used for financial reporting purposes, except as required by a change in applicable law or generally accepted accounting principles and concurred with by INNN's independent public accountants.

                  3.9. TITLE TO PROPERTIES AND ASSETS; LIENS. Except as may be reflected in the consolidated balance sheet dated June 30, 2000 included in the Unaudited Financial Statements ("INNN Interim Balance Sheet"), INNN has good and marketable title, free and clear of all Liens (other than Liens for current taxes not yet delinquent) to all of the properties and assets, tangible or intangible, reflected in the INNN Interim Balance Sheet as being owned by INNN as of the date thereof. To INNN's knowledge, all buildings and all the material fixtures, equipment and other property and assets held under leases or subleases by INNN are held under valid leases or subleases, enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and by general equitable principles).

                  3.10. INTELLECTUAL PROPERTIES. INNN has sufficient and valid right, title and ownership, free and clear of all Liens, and has the valid and exclusive right to use, sell, license or dispose of, all patents, copyrights, trademarks, service marks, and applications and registrations therefor; URLs and internet domain names and applications therefor; computer programs and other computer software; source code and object code; trade names; licenses; trade secrets; inventions; know-how; and other proprietary rights (collectively, "Intellectual Property") necessary for its business as now conducted and as currently proposed to be conducted. Neither the holding or use by INNN of any of its Intellectual Property nor the sale or offering of any services or products of INNN violates or is alleged to violate any license, sublicense or other agreement, or infringes any common law or statutory right, of any third party.

                  3.11. PROPRIETARY INFORMATION OF THIRD PARTIES. No third party has claimed or has reason to claim that any person employed by or affiliated with INNN has (a) violated any of the terms and conditions of his employment, non-competition or nondisclosure agreement with such third party, (b) disclosed or utilized any trade secret or proprietary information of such third party, or
(c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees.

                  3.12. COMPLIANCE WITH OTHER INSTRUMENTS. INNN is not in violation of any term of its Articles of Incorporation, By-laws, or any material contract, judgment, decree, order or, to its knowledge, any statute, rule or regulation applicable to INNN. The execution, delivery and performance of and compliance with this Agreement, and the issuance of the Units, Unit Shares, and Warrants pursuant hereto, and the exercise of the Warrants and the issuance of the Warrant Shares pursuant hereto, will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, a material default under any such term, or result in the creation of any Lien upon any of the properties or assets of INNN pursuant to any such terms.

                  3.13. LITIGATION. There is no action, suit, proceeding or investigation pending or, to INNN's knowledge, threatened against or affecting INNN, including any that question the validity of this Agreement or the right of INNN to enter into it or to consummate the transactions contemplated hereby, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of INNN, financially or otherwise, or any change in the current equity ownership of INNN, nor does INNN know of any basis for the foregoing. INNN is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

                  3.14. NO DEFAULTS. INNN and, to INNN's knowledge, each other party thereto, has in all material respects performed all the obligations required to be performed by them to date, have received no notice of default and are not in default under any lease, agreement or contract now in effect to which INNN is a party or by which it or its property may be bound. INNN has no present expectation or intention of not fully performing all its obligations under each such lease, contract or other agreement, and INNN has no knowledge of any breach or anticipated breach by the other party to any contract or commitment to which INNN is a party.

                  3.15. INSURANCE. The insurable properties of INNN are insured for the benefit of INNN, with commercially reasonable coverage for a company of its size and for the type of business it conducts.

                  3.16. GOVERNMENTAL CONSENT. Based in part on the representations and warranties of the Investors in Section 4, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority on the part of INNN is required in connection with the consummation of the transactions contemplated by this Agreement.

                  3.17. DISCLOSURE. To its knowledge, INNN has fully provided the Investors with all the written information which the Investors have has requested for the purpose of deciding whether to purchase the Units, including INNN's Annual Report on Form 10-K for the year ended December 31, 1999, INNN's Quarterly Report on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000, and INNN's notice of annual meeting and proxy statement for the INNN shareholders' meeting held on June 30, 2000 (collectively the "SEC Reports"). Neither this Agreement nor any other written statements, information or certificates made or delivered in connection herewith, including the SEC Reports, contain any untrue statement of a material fact or, to the knowledge of INNN, omit to state a material fact that would be necessary to make the statements herein or therein not misleading.

                  3.18. OFFERING. Subject in part to the truth and accuracy of the Investors' representations in Section 4 of this Agreement, the offer, sale and issuance of the Units as contemplated by this Agreement are exempt from the registration requirements of any applicable state and federal securities laws, and neither INNN nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

                  3.19. REGISTRATION RIGHTS. Except as contemplated by this Agreement, INNN has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

                  3.20. AGREEMENTS; CHANGES. Since June 30, 2000, INNN has not
(i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually presently in excess of $10,000.00 or in excess of $30,000.00 in the aggregate, other than in the ordinary course of business, (iii) made any loans or advances to any person, other than in the ordinary course of business, (iv) entered into any material transaction other than in the ordinary course of business, or (v) sold, exchanged or otherwise disposed of any of its assets or rights, other than in the ordinary course of business.

                  3.21. TAXES. INNN has accurately prepared and timely filed all state, local, United States, foreign or other income tax returns or reports which are required to be filed by it, and has paid, or made provision for the payment of, all taxes which have or may have become due pursuant to said returns or pursuant to any assessment which has been received by it, including all taxes which it is obligated to withhold from amounts owing to employees, creditors and third parties. Adequate reserves have been established for all taxes accrued but not yet payable. No controversy in respect of taxes of any type is pending, or to the knowledge of INNN, threatened. The income tax returns of INNN have never been audited by any federal or state governmental authority and, to INNN's knowledge, no such audits are pending. For purposes of this Agreement, "tax" and "taxes" shall mean and include taxes, duties, withholdings, assessments, and charges assessed or imposed by any governmental authority (together with any interest, penalties and additions to tax imposed with respect thereto), including all federal, state, county, local and foreign income, profits, gross receipts, import, ad valorem, real and personal property, franchise, license, sales, use, value added, stamp, transfer, withholding, payroll, employment, excise, custom, duty, and any other taxes, obligations and assessments of any kind whatsoever; and "tax" and "taxes" shall also include any liability for taxes arising as a result of being (or ceasing to be) a member of any affiliated, consolidated, combined, or unitary group, as well as any liability for taxes under any tax allocation, tax sharing, tax indemnity, or similar agreement.

                  3.22. EMPLOYEES. There are no material controversies pending or, to the knowledge of INNN, currently threatened between it and its employees. To INNN's knowledge, no officer or key employee has any present intention of terminating his or her employment with INNN and INNN has no present intention of terminating any such employment. Except as would not, individually or in the aggregate, reasonably be expected to have an INNN Material Adverse Effect: (i) no unfair labor practice complaint against INNN is pending before the National Labor Relations Board, and there is no labor strike, slowdown, or stoppage pending or, to the knowledge of INNN, threatened in writing against or involving INNN; (ii) no unionizing efforts have, to the knowledge of INNN, been made by employees of INNN, INNN is not a party to or subject to any collective bargaining agreement, and no collective bargaining agreement is currently being negotiated by INNN; and (iii) there is no labor dispute pending or, to the knowledge of INNN, threatened in writing between INNN and its employees.

                  3.23. TRANSACTIONS WITH AFFILIATES. No director, officer, employee or stockholder of INNN, or member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or any member of the family of any such person, has a substantial interest or is an officer, director, trustee, or partner thereof, is a party to any transaction with INNN, including any contract, agreement or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from or otherwise requiring payments to any such person or firm.

                  3.24. RETIREMENT OBLIGATIONS. INNN has no pension, retirement or similar plan or obligation, whether of a legally binding nature or in the nature of informal understandings.

                  3.25. BENEFIT PLANS.

                  (a) INNN does not sponsor, maintain, contribute to, or has it, within the past five years, sponsored, maintained, or contributed to or been required to contribute to, any "employee pension benefit plan" ("Pension Plan"), as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including, solely for the purpose of this subsection and subsection 4.15(a), a plan excluded from coverage by Section 4(b)(5) of ERISA.

                  (b) INNN does not sponsor, maintain, contribute to, or has it, within the past five years, sponsored, maintained, or contributed to or been required to contribute to, any Pension Plan that is subject to Title IV of ERISA.

                  (c) INNN does not sponsor, maintain, or contribute to any "employee welfare benefit plan" ("Welfare Plan"), as such term is defined in Section 3(1) of ERISA, whether insured or otherwise. INNN has not established or contributed to any "voluntary employees' beneficiary association" within the meaning of Section 501(c)(9) of the Internal Revenue Code of 1986, as amended ("Code").

                  (d) INNN does not currently maintain or contribute to any oral or written bonus, profit-sharing, compensation (incentive or otherwise), commission, stock option, or other stock-based compensation, retirement, severance, change of control, vacation, sick or parental leave, dependent care, deferred compensation, cafeteria, disability, hospitalization, medical, death, retiree, insurance, or other benefit or welfare or other similar plan, policy, agreement, trust, fund, or arrangement providing for the remuneration or benefit of all or any INNN employees, directors or any other person that is neither a Pension Plan nor a Welfare Plan (collectively, the "Compensation Plans").

                  (e) INNN has provided or made available to the Investors (i) copies of all employment agreements with officers of INNN (or copies of forms of agreements setting forth representative employment terms and conditions); (ii) copies of all severance, bonus or incentive agreements, programs and policies of INNN with or relating to any of its employees; and (iii) copies of all plans, programs, agreements and other arrangements of INNN with or relating to any of its employees that contain change in control provisions.

                  (f) The execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Pension Plan, Welfare Plan, Compensation Plan, or other arrangement of INNN that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits, or obligation to fund benefits.

                  3.26. BROKERS. INNN has no contract, arrangement or understanding with any broker, finder, or similar agent with respect to the transactions contemplated by this Agreement.

                  3.27. YEAR 2000 COMPLIANCE. All hardware and software used by INNN in the ordinary course of business is "Year 2000 Compatible" (as defined below). For purposes of this Agreement, "Year 2000 Compatible" means that neither performance nor functionality is affected by dates prior to, during, spanning or after January 1, 2000 and shall include: (i) accurately processing (including calculating, comparing and sequencing) date/time data from, into and between the 20th and 21st centuries and the years 1999 and 2000 and leap year calculations; (ii) functioning without error, interruption, or decreased performance relating to such date/time data; (iii) accurately processing such date/time data when used in combination with other Year 2000 compatible technology; (iv) accurate date/time data century recognition; (v) calculations that accurately use same-century and multi-century formulas and date/time values; (vi) date/time interface values that reflect the correct century; and
(vii) processing, storing, receiving and outputting all date/time data in a format that accurately indicates the century of the date/time data.

                  3.28. LITIGATION. There are no claims, actions, suits, proceedings or, to the knowledge of INNN, investigations or reviews of any kind, pending or, to the knowledge of INNN, threatened in writing, against INNN or any asset or property of INNN, except for such claims, actions, suits, proceedings, investigations or reviews that would not, individually or in the aggregate, reasonably be expected to have an INNN Material Adverse Effect.

                  3.29. SEC FILINGS. INNN has filed with the SEC all forms, statements, reports and documents required to be filed by it prior to the date hereof under each of the Securities Act of 1933, as amended ("Securities Act"), the Securities Exchange Act of 1934, as amended ("Exchange Act"), and the respective rules and regulations thereunder (a) all of which, as amended, if applicable, complied when filed in all material respects with all applicable requirements of the applicable Act and the rules and regulations thereunder, and
(b) none of which, as amended, if applicable, including any financial statements or schedules included therein, contains any untrue statement of material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         4. REPRESENTATIONS AND WARRANTIES OF INVESTORS. Each of the Investors represents and warrants to INNN as follows:

                  4.1. AUTHORITY. If a corporation, partnership, limited liability corporation, trust, limited liability partnership, or other entity, the Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and all action necessary for the purchase of the Units and the performance of its obligations hereunder has been taken or will be taken prior to each Closing Date. If an individual, the Investor is of the legal age of majority and is competent and has the full capacity to enter into this Agreement. This Agreement, when executed and delivered by the Investor, will constitute a valid and legally binding obligation of the Investor, enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy laws or other similar laws affecting creditors' rights generally and by general principles of equity.

                  4.2. INVESTMENT REPRESENTATIONS. This Agreement is made with each of the Investors upon the understanding as a specific representation to INNN by that Investor that:

                  (a) the Units purchased hereunder will be acquired for the Investor's own account and not with a view to the distribution of any part thereof, and the Investor has no present intention of selling, granting participation in, or otherwise distributing the same;

                  (b) the Investor has the knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of investing in the Units and protecting the Investor's own interests in connection with the Investor's purchase of such Units, has had the opportunity to ask such questions of INNN and to review such documents as the Investor deemed necessary in connection with his or its purchase of Units, is able to fend for the Investor in the transactions contemplated by this Agreement and has the ability to bear the economic risk of such Investor's investment pursuant to this Agreement;

                  (c) the Investor is an "accredited investor," as defined in Rule 501 promulgated by the SEC under the Securities Act; and

                  (d) the Investor understands that the Units are characterized as "restricted securities" under the federal securities laws and certain state securities laws inasmuch as they are being acquired from INNN in a transaction not involving a public offering and that under such laws and applicable regulations such Units may be resold without registration under the Securities Act and those state securities laws only in certain limited circumstances. In this connection, the Investor represents that such Investor is familiar with Rule 144 promulgated by the SEC under the Securities Act, and understands the resale limitations imposed thereby and by the Securities Act.

         5. CONDITIONS TO THE INVESTORS' OBLIGATIONS AT CLOSING. The obligation of each Investor to purchase Units at each Closing is subject to the fulfillment on or prior to each Closing Date of each of the following conditions:

                  5.1. REPRESENTATIONS AND WARRANTIES CORRECT; PERFORMANCE OF OBLIGATIONS. The representations and warranties made by INNN in Section 3 hereof shall be true and correct when made, and shall be true and correct on each Closing Date with the same force and effect as if they had been made on and as of said date, subject to changes contemplated by this Agreement, and INNN shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date.

                  5.2. CERTAIN DELIVERIES AT CLOSING. The Investor (or the Investor's representative) shall have received the following documents at
Closing: (a) a copy of INNN's Articles of Incorporation, as amended, certified by the Secretary of State of the State of California; (b) a copy, certified by the Chief Executive Officer, secretary or assistant secretary of INNN, of INNN's By-Laws; (c) all corporate resolutions adopted by the Board of Directors or shareholders of INNN with respect to the transactions contemplated hereby, certified by the Chief Executive Officer, secretary or assistant secretary of INNN; (d) a certificate, executed by the President of INNN, dated as of that Closing Date, certifying the fulfillment of the conditions set forth in Section 5.1; (e) certificates of good standing, as of the most recent practicable date, issued by the Secretary of State of California and the secretaries of state for each jurisdiction in which INNN is qualified to conduct business; and (f) for each Closing that is not the Initial Closing, a description of the use of proceeds from INNN pursuant to Section 7.4 that is satisfactory to the Investors or their representative(s), in their sole discretion.

                  5.3. QUALIFICATIONS. All authorizations, approvals or permits of any governmental authority that are required in connection with the lawful issuance and sale of the Units under this Agreement shall have been duly obtained and shall be effective.

                  5.4. BOARD OF ADVISORS OF INNN. On or before the Initial Closing Date, Richard W. Perkins shall be appointed to the Board of Advisors of INNN.

                  5.5. BOARD OF DIRECTORS OF INNN. On or before the Initial Closing Date, John J. Bohrer shall resign from the Board of Directors of INNN.

                  5.6. PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Investors and counsel to the Investors, and the Investors shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

                  5.7. NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the transactions contemplated by this Agreement shall have been issued since the date of this Agreement by any United States federal or state court of competent jurisdiction and shall remain in effect, and no United States federal or state law, statute, rule, regulation or decree that makes consummation of such transactions illegal shall have been enacted or adopted since the date of this Agreement and shall remain in effect.

                  5.8. NO GOVERNMENTAL LITIGATION. There shall not be pending before any United States federal or state court of competent jurisdiction any suit, action or proceeding commenced by any United States federal or state governmental body (and no United States federal or state governmental body shall have overtly threatened to commence any action, suit or proceeding before any United States federal or state court of competition jurisdiction) challenging or seeking to restrain or prohibit the consummation or the transactions contemplated by this Agreement.

                  5.9. NO OTHER LITIGATION. There shall not be pending before any United States federal or state court of competent jurisdiction any suit, action or proceeding commenced by any person against INNN in which there is a reasonable likelihood of a judgment against INNN providing for an award of damages or other relief that would adversely affect the right of INNN to own its assets or operate its business.

         6. CONDITIONS TO OBLIGATIONS OF INNN. The obligations of INNN to sell and issue the Units at each Closing are subject to the fulfillment on or prior to each Closing Date of the following conditions:

                  6.1. REPRESENTATIONS AND WARRANTIES CORRECT; PERFORMANCE OF OBLIGATIONS. The representations and warranties made by the Investors in Section 4 hereof shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of said date, and the Investors shall have performed all obligations and conditions herein required to be performed by them on or prior to the Closing Date.

                  6.2. QUALIFICATIONS. All authorizations, approvals or permits of any governmental authority that are required in connection with the lawful issuance and sale of the Units under this Agreement shall have been duly obtained and shall be effective.

                  6.3. NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the transactions contemplated by this Agreement shall have been issued since the date of this Agreement by any United States federal or state court of competent jurisdiction and shall remain in effect, and no United States federal or state law, statute, rule, regulation or decree that makes consummation of such transactions illegal shall have been enacted or adopted since the date of this Agreement and shall remain in effect.

                  6.4. NO GOVERNMENTAL LITIGATION. There shall not be pending before any United States federal or state court of competent jurisdiction any suit, action or proceeding commenced by any United States federal or state governmental body (and no United States federal or state governmental body shall have overtly threatened to commence any action, suit or proceeding before any United States federal or state court of competition jurisdiction) challenging or seeking to restrain or prohibit the consummation or the transactions contemplated by this Agreement.

                  6.5. NO OTHER LITIGATION. There shall not be pending before any United States federal or state court of competent jurisdiction any suit, action or proceeding commenced by any person against INNN in which there is a reasonable likelihood of a judgment against INNN providing for an award of damages or other relief that would adversely affect the right of INNN to own its assets or operate its business.

         7. COVENANTS. INNN and the Investors hereby covenant and agree as follows:

                  7.1. FINANCIAL INFORMATION. INNN will furnish the following reports to the Investors:

                  (a) ANNUAL FINANCIAL STATEMENTS. As soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of INNN, INNN shall furnish to the Investors a consolidated balance sheet of INNN as of the end of such fiscal year, and related consolidated statements of income, shareholders' equity and cash flows for such fiscal year, prepared in accordance with generally accepted accounting principles, and audited and certified by an independent public accounting firm of nationally recognized standing selected by INNN and reasonably acceptable to the Investors.

                  (b) QUARTERLY FINANCIAL STATEMENTS. Within 45 days of the end of each of the first, second and third fiscal quarters, INNN shall furnish to the Investors an unaudited consolidated balance sheet of INNN and consolidated statements of income, shareholders' equity and cash flows for such quarter, prepared in accordance with generally accepted accounting principles and certified by INNN's Chief Financial Officer.

                  (c) NOTICE OF CLAIMS AND MATERIAL EVENTS. Promptly after the commencement or occurrence thereof, notice of all actions, suits, claims, proceedings, investigations, inquiries, defaults and claimed deficiencies that could result in an INNN Material Adverse Effect and promptly after, or in the case of a transaction prior to, the occurrence thereof, notice and description of any event or transaction which could result in an INNN Material Adverse Effect.

                  (d) OTHER INFORMATION. INNN shall furnish to the Investors such other information relating to the financial condition, business, prospects or corporate affairs of INNN or TWIN Entertainment as such Investors may from time to time reasonably request.

                  7.2. INSPECTION. INNN shall permit the Investors, and such persons as they may designate, to visit and inspect the properties of each of INNN and TWIN Entertainment, to examine its books of account and records and to discuss its affairs, finances and accounts with its officers, employees and public accountants, all at such reasonable times as may be requested by an Investor upon reasonable notice to INNN.

                  7.3. CONFIDENTIALITY OF INFORMATION. Each of the Investors agrees to maintain the confidentiality of any information obtained by that Investor pursuant to Section 7.1 or Section 7.2 or otherwise in connection with this Agreement which may be proprietary to INNN or that is otherwise confidential and which has not been made available by INNN to the public or to any other third party on a non-confidential basis. Each of the Investors further agrees to use the proprietary and confidential information only to benefit INNN or to monitor such Investor's investment in INNN and to make no disclosure thereof to a third party (other than its officers or directors, staff and legal and other professional advisers) without INNN's prior written consent (which may be conditioned upon receipt of a similar undertaking by the third party but otherwise shall not be unreasonably withheld).

                  7.4. USE OF PROCEEDS. On the Initial Closing Date, INNN will use $750,000 of the gross proceeds from the sale of the Units subject to that Closing to make a capital contribution in that amount to TWIN Entertainment (the "Initial Capital Contribution"). INNN will use the proceeds from the sale of Units hereunder, other than the $750,000 for the Initial Capital Contribution as provided in the preceding sentence, as set forth on SCHEDULE B hereto. Said SCHEDULE B may be amended by INNN from time to time; provided, however, that prior to the distribution to INNN of any gross proceeds at any Closing, the Investors shall have reviewed and approved of any such amendment.

                  7.5. NEGATIVE COVENANTS.

                  (a) So long as any of the Investors own any Unit Shares, Warrants or Warrant Shares, INNN shall not, without obtaining the approval of the Investors holding more than 50% of the Unit Shares and Warrant Shares (including Warrant Shares subject to Warrants not yet exercised):

                           (i) create any new class or series of shares having
                  rights, privileges or preferences senior to the Common Stock (other than rights based solely on the price of such series); or

                           (ii) amend INNN's Articles of Incorporation or Bylaws
                  in a manner which materially and adversely affects the holders of Common Stock (which shall be deemed to include any amendment which authorizes the issuance of any additional series, or additional shares of an existing series, that is senior in preference to the Common Stock).

                  7.6. COMPLIANCE WITH LAWS. INNN shall comply with all of applicable laws, rules, regulations and orders, the non-compliance with which could result in an INNN Material Adverse Effect.

                  7.7. KEEPING OF RECORDS AND BOOKS OF ACCOUNT. INNN shall keep adequate records and books of account, in which complete entries will be made in accordance with U.S. GAAP, reflecting all financial transactions of INNN.

                  7.8. PAYMENT OF TAXES. INNN shall pay and discharge promptly, when due and payable, (i) all taxes, assessments and governmental charges or levees imposed upon it or upon its income or upon any of its properties, as well as all claims of any kind, which, if unpaid, might by law become a lien, charge or encumbrance upon its properties; (ii) withhold all monies required to be withheld by it from employees for income taxes, social security and unemployment insurance taxes; and (iii) complete and file, on a timely basis, all tax returns and reports required to be filed by it.

                  7.9. MAINTAIN CORPORATE EXISTENCE. INNN shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and all of its corporate rights, franchises, licenses and permits.

                  7.10. FUTURE FINANCINGS.

                  (a) RIGHT OF FIRST REFUSAL. INNN grants to the Investors, for a period of two years from the date(s) Units are issued to each Investor, the right of first refusal to purchase the Purchaser's "pro-rata share" (as defined below) of any equity securities of INNN, including shares of Common Stock or securities of any type convertible into, or entitling the holder thereof to purchase shares of, Common Stock, proposed to be issued by INNN subsequent to the date hereof (such securities being hereafter referred to in this Section 7.10 as the "Securities" and such issuance being referred to herein as a "Future Financing"). Each Investor's "pro-rata share" shall be that portion of the Securities proposed to be issued which bears the same relation to all of the Securities proposed to be issued as the Unit Shares and the Warrant Shares (including Warrant Shares subject to Warrants not yet exercised) held by that Investor bear to all outstanding shares of the Common Stock (assuming in each case the conversion of all outstanding securities which are convertible into Common Stock, including the Warrants), all determined immediately prior to the offering of the Securities.

                  (b) NOTICE. If INNN proposes to undertake an issue of Securities, it shall deliver to the Investors written notice of its intention, describing such Securities, specifying each Investor's pro-rata share and stating the purchase price and other terms upon which it proposes to issue the same (the "Option Notice"). For a period of 30 days from the receipt of the Option Notice, each Investor shall have the right to elect, by written notice to INNN, to purchase all or any portion of such Investor's pro-rata share of the Securities described in the Option Notice. If an Investor fails to exercise such Investor's rights of first refusal within the specified period, or the Investor elects to acquire less than such Investor's aggregate pro-rata share pursuant to the exercise of such right, then INNN may sell, free of any right of first refusal on such Investor's part, the portion of such Investor's pro-rata share not purchased pursuant to such right of first refusal, upon the same terms specified in the Option Notice.

                  (c) EXCEPTIONS. The right of first refusal granted under this
         Section 7.10 shall not apply to (i) the issuance of Employee Reserved Shares or the Warrant Shares; or (ii) the issuance of Securities upon a stock split or stock dividend with respect to the Common Stock.

                  7.11. BOARD OF DIRECTORS OF TWIN ENTERTAINMENT. Richard W. Perkins shall be elected or appointed, as soon as practicable after the date of this Agreement, to the Board of Directors of TWIN Entertainment.

                  7.12. TERMINATION OF COVENANTS.

                  The covenants set forth in Section 7.4 shall terminate at such time as the Investors no longer owns any Unit Shares, Warrants, or Warrant Shares. All of the covenants and obligations of INNN set forth in this Agreement shall inure to the benefit of an assignee or transferee of an Investor who acquires Unit Shares, Warrants, or Warrant Shares from an Investor, other than assignees or transferees acquiring such securities from an Investor in a registration described in Section 8.

         8. REGISTRATION OBLIGATION.

                  8.1. CERTAIN DEFINITIONS. As used in this Section 8 and elsewhere in this Agreement, the following terms shall have the following respective meanings:

         "REGISTRABLE SECURITIES" shall mean (i) the Unit Shares, (ii) the Warrant Shares, and (iii) any securities issued as a dividend or other distribution with respect to, or in exchange or in replacement of, the Unit Shares and Warrant Shares.

         "REGISTRATION EXPENSES" shall mean all expenses (except for "Selling Expenses," as defined below) incurred by INNN in complying with Section 8.2 of this Agreement, including all registration and filing fees, printing expenses, and reasonable fees and disbursements of INNN's legal counsel and accountants.

         The terms "REGISTER", "REGISTERED" and "REGISTRATION" shall refer to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such Registration Statement.

         "REGISTRATION STATEMENT" shall mean a registration statement on Form S-1 or Form S-3 (or any successor form) filed by INNN with the SEC.

         "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to Section
8.2 and all fees and disbursements of counsel for the Investors not included in Registration Expenses.

                  8.2. REGISTRATION.

                  (a) As soon as reasonably practicable after the Initial Closing, but no later than ninety (90) days after the date of this Agreement, INNN shall file with the SEC a Registration Statement on Form S-3 or any successor short-form registration statement promulgated by the SEC or, if INNN cannot use a Form S-3, a Registration Statement on Form S-1, to register the resale by the Investors of the Registrable Securities under the Securities Act. After the Registration Statement is filed, INNN shall use its best efforts to (i) have the Registration Statement declared effective by the SEC, (ii) thereafter prepare and file, as INNN shall determine may be required under the Securities Act and the rules and regulations thereunder, a prospectus supplement or supplements to the prospectus contained in the Registration Statement or a post-effective amendment or amendments to the Registration Statement and, with respect to any post-effective amendment, cause such post-effective amendment to be declared effective by the SEC, (iii) maintain the effectiveness of the Registration Statement until the earlier of (A) the date two years from the date of effectiveness of the Registration Statement, or (B) the sale of all of the Registrable Securities pursuant to the Registration Statement. INNN further agrees that it will (i) furnish to the Investors and to the underwriters of the Registrable Securities, if any, such reasonable number of copies of the Registration Statement, preliminary prospectus and prospectus supplement, final prospectus and prospectus supplement and such other documents as such Investors may reasonably request in order to facilitate the public offering of the Registrable Securities, (ii) use its best efforts to register or qualify the Registrable Securities covered by the Registration Statement under such state securities or blue sky laws of such jurisdictions as the Investors may reasonably request in writing within 20 days following the original filing of the Registration Statement, except that INNN shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, (iii) notify the Investors, promptly after it shall receive notice thereof, of the time when the Registration Statement has become effective or a supplement to any prospectus forming a part of the Registration Statement has been filed,
         (iv) notify the Investors promptly of any request by the SEC for the amending or supplementing of the Registration Statement or prospectus or prospectus supplement or for additional information, (v) prepare and file with the SEC, promptly upon the request of any Investor then owing

         Registrable Securities, any amendments or supplements to the Registration Statement or prospectus or prospectus supplement which, in the opinion of counsel for the Investors (and concurred in by counsel for INNN), is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Registrable Securities by such Investor, (vi) prepare and promptly file with the SEC and promptly notify the Investor of the filing of such amendment or supplement to the Registration Statement or prospectus or prospectus supplement as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus or prospectus supplement as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, and (vii) advise the Investors, promptly after INNN shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued. Each Investor hereby agrees to cooperate with all reasonable requests by INNN necessary to effectuate the preparation and filing of the Registration Statement and agrees to provide INNN with all information required in connection therewith in a timely manner and to comply with the procedures specified in Section 8.2(b) below. For purposes of this Section 8.2(a), a general consent to service of process shall not include a "Uniform Consent to Service of Process" or other similar consent to service of process which relates only to an action or proceeding arising out of or in connection with the sale of securities, or out of a violation of the laws of the jurisdiction requesting such consent.

                  (b) Prior to any sales of Registrable Securities under the Registration Statement by an Investor, the Investor contemplating the sales will provide INNN with written notice of such intention, addressed to INNN's Chief Financial Officer (a "Sale Notice"). INNN will notify such Investor within two (2) business days following receipt of the Sale Notice as to whether sales by the Investor may be made or will be limited as provided below. Upon notice from INNN permitting sales by the Investor, for a period beginning on the date of receipt by the Investor of such notice and ending 45 days thereafter (the "Window Period"), the Investor may offer and sell Registrable Securities from time to time pursuant to the Registration Statement. Anything in this Agreement to the contrary notwithstanding, the ability of an Investor to sell Registrable Securities pursuant to the Registration Statement and this Agreement shall be suspended if, upon receiving a Sale Notice or during any Window Period, INNN's Chief Financial Officer certifies to the Investors that, in the good faith judgment of such officer (upon consultation to the extent practicable with the INNN Board of Directors), (A) the sale would interfere in any material respect with any financing, acquisition, corporate reorganization or other similar material transaction under consideration by INNN, or (B) there is some other material development relating to the condition (financial or otherwise) of INNN that has not been generally publicly disclosed and as to which INNN deems advisable upon the advice of counsel at the time of the Sale Notice not to publicly disclose; provided, however, that, upon any such event specified in (A) or (B) above, INNN may not suspend sales by Investors under the Registration Statement for a period of more than forty-five
         (45) days from the date of such certification by INNN's Chief Financial Officer. If, upon receipt of the Sale Notice, INNN has reasonably determined that it is necessary to file and cause to be declared effective a post-effective amendment to the Registration Statement or file a new or amended prospectus supplement or to otherwise cause disclosure to be made under the Exchange Act and incorporated by reference into the Registration Statement, and INNN determines not to rely on the proviso set forth in the preceding sentence in order to delay the making of such disclosure, INNN will take such action within seven (7) business days following receipt of the applicable Sale Notice.

                  (c) In connection with the registration of the Registrable Securities, INNN shall bear all Registration Expenses. The Selling Expenses shall be borne by the Investors of the Registrable Securities so registered pro rata on the basis of the number of shares so registered.

                  (d) With respect to such registration:

                           (i) Subject to compliance by a holder of Registrable
                  Securities with Section 8.2(b), INNN will indemnify and hold harmless each holder of Registrable Securities which are included in the Registration Statement, and any underwriter (as defined in the Securities Act) for such holder and each person, if any, who controls such holder or such underwriter within the meaning of the Securities Act, from and against, and will reimburse such holder and each such underwriter and controlling person with respect to, any and all loss, damage, liability, cost and expense to which such holder or any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any prospectus or prospectus supplement contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that INNN will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in strict conformity with information furnished by such holder, such underwriter or such controlling person in writing specifically for use in the preparation thereof.

                           (ii) Each holder of Registrable Securities which are
                  included in the Registration Statement will indemnify and hold harmless INNN, its directors and officers, and any controlling person thereof and any underwriter from and against, and will reimburse INNN, its directors and officers, and any such controlling person and any underwriter with respect to, any and all loss, damage, liability, cost or expense to which BVI or any controlling person and any underwriter may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any prospectus or prospectus supplement contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by such holder specifically for use in the preparation thereof.

                  (e) Each party entitled to indemnification under Section 8.2(d) (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party, at such party's expense, to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense (except for the payment of fees, costs and expenses provided for below), and PROVIDED further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure to give notice shall materially adversely affect the Indemnifying Party in the defense of any such claim or any such litigation. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Notwithstanding the election of the Indemnifying Party to assume the defense of any such claim or litigation, the Indemnified Party shall have the right to employ separate counsel and to participate in the defense of such claim or litigation, and the Indemnifying Party shall bear the reasonable fees, costs and expenses of such separate counsel if (A) the use of the counsel chosen by the Indemnifying Party to represent the Indemnified Party would present such counsel with a conflict of interest; (B) the defendants in, or targets of, any such claim or litigation include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it or to other Indemnified Parties which are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party); (C) in the exercise of the Indemnified Party's reasonable judgment, the Indemnifying Party shall not have employed satisfactory counsel to represent the Indemnified Party within a reasonable time after notice of the institution of such claim or litigation; or (D) the Indemnifying Party shall authorize the Indemnified Party to employ separate counsel at the expense of the Indemnifying Party. The Indemnified Party shall not settle any such claim or litigation without the consent of the Indemnifying Party.

                  (f) Notwithstanding the provisions of Sections 8.2(e) and 8.2(f), if a registration is subject to a firm commitment underwriting, neither INNN nor an Investor including Registrable Securities in the registration shall be required to indemnify any other party to a greater extent than the obligation of INNN or such Investor to the underwriters pursuant to the underwriting agreement pertaining to such registration.

                  8.3. RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of INNN's capital stock to the public without registration, at all times after the date hereof, INNN agrees to:

                  (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

                  (b) file with the SEC in a timely manner all reports and other documents required to be filed by INNN under the Securities Act and the Exchange Act; and

                  (c) furnish to each Investor forthwith upon request a written statement by INNN as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of INNN, and such other reports and documents so filed by INNN as an Investor may reasonably request in availing itself of any rule or regulation of the SEC allowing that Investor to sell any such securities without registration.

                  8.4. ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause INNN to register Registrable Securities pursuant to this Section 8 may be assigned by an Investor to a transferee or assignee of Registrable Securities, any person or entity who is a subsidiary, parent, general partner or limited partner of an Investor.

                  8.5. AMENDMENT OF REGISTRATION RIGHTS. Any provision of this
Section 8 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of INNN and the Investors (or their assignees or transferees) who own at least seventy-five percent (75%) of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 8.5 shall be binding upon each Investor and INNN. By acceptance of any benefits under this Section 8, Investors who own Registrable Securities hereby agree to be bound by the provisions hereunder.

                  8.6. LIMITATION ON SUBSEQUENT REGISTRATION RIGHTS. >From and after the date of this Agreement, INNN shall not, without the prior written consent of Investors (or their assignees or transferees) who own at least a majority of the outstanding Registrable Securities, enter into any agreement with any person or persons providing for the granting to such holder of registration rights pari passu or senior to those granted to the Investors pursuant to this Section 8, or of registration rights which might cause a reduction in the number of shares includable by the Investors in any offering pursuant to this Section 8.

         9. RESTRICTIVE LEGENDS. Each certificate evidencing Unit Shares issued or sold under this Agreement shall contain or otherwise be imprinted with suitable legends in substantially the following form:

         This security has not been registered under the Securities Act of 1933 or any state securities act, and has been acquired for investment and not with view to, or for sale in connection with, any distribution thereof within the meaning of the Securities Act of 1933, as amended.

         INNN is hereby authorized to place "stop transfer" instructions on its records or to instruct any transfer agent to prevent the transfer of the Unit Shares, Warrants and Warrant Shares except in conformity with this Agreement.

         10. MISCELLANEOUS.

                  10.1. SUCCESSORS AND ASSIGNS. All covenants and agreements contained in this Agreement made by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of such parties, except as otherwise provided in Section 7.11 and Section 8.

                  10.2. GOVERNING LAW. The internal laws of the State of Delaware (regardless of conflict of laws principles) shall govern all issues concerning the construction, validity and interpretation of this Agreement.

                  10.3. SURVIVAL. The representations and warranties of INNN contained in Section 3 of this Agreement shall survive the Closing for a period of three years, and thereafter no action, suit or claim shall be brought by any Investor alleging any misrepresentation or untruthfulness based upon the subject matter of such representations or warranties, and any such action, suit or claim shall be forever barred; PROVIDED, HOWEVER, that any action based upon fraud shall not be barred and may be brought notwithstanding the provisions of this Section.

                  10.4. ENTIRE AGREEMENT; AMENDMENT. This Agreement and the other documents delivered pursuant hereto or contemplated hereby constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated except by a written instrument signed by INNN and the Investors owing of at least a majority of the Unit Shares and the Warrant Shares (including Warrant Shares subject to Warrants not yet exercised).

                  10.5. NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be made by hand delivery, first-class mail (registered or certified, return receipt requested), telecopier, or overnight air courier guaranteeing next day delivery, addressed as follows: (a) if to Perkins Capital Management, Inc., to Perkins Capital Management, Inc., 730 East Lake Street, Wayzata, Minnesota 55391, Attention: Mr. Richard W. Perkins, with a copy to Michele D. Vaillancourt, Winthrop & Weinstine, P.A., 3000 Dain Rauscher Plaza, 60 South Sixth Street, Minneapolis, Minnesota 55402, (b) if to any other Investor, at such address as such Investor shall have furnished to INNN in writing, or, until any such Investor so furnishes an address to INNN, then to and at the address of the last Investor of such Shares who has so furnished an address to INNN, and (c) if to INNN, at 180 Second Street, Los Altos, California 94022, with a copy to Robert Townsend, Esq., Morrison & Foerster, 425 Market Street, San Francisco, California 94105-2482, or to such other person or address as the party receiving such notice shall have properly designated to the other parties hereto in writing. Each such notice shall be deemed given at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                  10.6. DELAYS OR OMISSIONS. No delay or omission in exercising any right, power or remedy accruing to any holder of the Shares upon any breach or default of INNN under this Agreement shall impair any such right, power or remedy of such holder, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereunder occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, either under this Agreement, or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

                  10.7. COUNTERPARTS. This Agreement may be executed in any number of counterparts, some of which may have signature pages differing as to form, each of which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one instrument.

                  10.8. SEVERABILITY. If any provision of this Agreement, or its application to any person or circumstances, is invalid or unenforceable, then the remainder of this Agreement or the application of such provision to other persons or circumstances, shall not be affected thereby. Further, if any provision or application hereof is invalid or unenforceable then a suitable and equitable provision shall be substituted therefor in order to carry out so far as may be valid or enforceable the intent and purposes of the invalid and unenforceable provision.

                  10.9. INTERPRETATION. When reference is made in this Agreement to Recitals, Sections, Exhibits or Schedules, such reference shall be to a Recital or Section of, or Schedule or Exhibit to, this Agreement unless otherwise indicated. The Table of Contents and article and section headings contained in this Agreement are inserted for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, it shall be deemed followed by the words "without limitation." This Agreement shall be construed without regard to any presumption or other rule requiring the resolution of any ambiguity regarding the interpretation or construction hereof against the party causing this Agreement to be drafted.

                  10.10. INVESTIGATION. The respective representations and warranties of INNN and the Investors contained herein or in any certificates or other documents delivered prior to or at any Closing shall not be deemed waived or otherwise affected by any investigation made by any parties hereto.

                  10.11. PUBLICITY. All statements or communications to the public or press regarding this Agreement will be mutually agreed upon by INNN and the Investors, except as provided in the following sentence. No parties shall, without such mutual agreement or the prior consent of the other, file any document or issue any statement of communication to the public or to the press regarding this Agreement, or any of the terms, conditions or other matters with respect to this Agreement, except as required by law and then only (a) upon the advice of such party's legal counsel; (b) to the extent required by law; and (c) following prior notice to, and consultation with, the other parties (which notice shall include a copy of the proposed statement or communication to be issued to the press or public).

                  10.12. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.



         The foregoing Agreement is hereby executed as of the date first above written.



         Investors:                          Interactive Network, Inc.
         See Schedule A

                                             By: /s/ Bruce W. Bauer
                                                -------------------------------
                                                   Bruce W. Bauer

THE ISSUANCE OF THIS WARRANT AND THE SHARES OF COMMON STOCK PURCHASABLE UPON THE EXERCISE HEREOF HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND SUCH SHARES OF COMMON STOCK MAY NOT BE TRANSFERRED UNTIL INTERACTIVE NETWORK, INC. ("COMPANY") HAS BEEN FURNISHED WITH EVIDENCE SATISFACTORY TO COUNSEL FOR THE COMPANY THAT THERE HAS BEEN COMPLIANCE WITH ALL APPLICABLE FEDERAL AND STATE OR TERRITORIAL SECURITIES LAWS WITH RESPECT TO THE SALE OR OTHER TRANSFER OF THE WARRANTS AND SUCH SHARES OF COMMON STOCK INCLUDING, WITHOUT LIMITATION, AN OPINION OF COUNSEL SATISFACTORY IN FORM AND SUBSTANCE TO COUNSEL FOR THE COMPANY THAT THE SALE OR OTHER TRANSFER OF THE WARRANTS AND SUCH SHARES OF COMMON STOCK IS EXEMPT UNDER FEDERAL STATE SECURITIES LAWS.


                          COMMON STOCK PURCHASE WARRANT


Date of Issuance:  __________, 2000                 Warrant Certificate No. ____

For value received, Interactive Network, Inc., a California corporation (the "Company"), hereby grants to ___________ or his or its registered assigns (the "Initial Holder") the right to purchase from the Company (the "Purchase Rights") up to an aggregate of _____ shares (the "Shares") of the Company's Common Stock at an initial exercise price ("Initial Exercise Price") of $1.90 per share. The number of Shares and the Initial Exercise Price of this Warrant are subject to adjustment pursuant to the provisions contained in this Warrant. (The terms "Registered Holder" or "Registered Holders" shall mean herein the Initial Registered Holder and any other Persons to which all or part of this Warrant has been duly transferred pursuant to the terms of this Warrant.) This Warrant is one of a series of warrants to purchase an aggregate of up to 3,250,000 shares of Common Stock at an exercise price of $1.90 per share issued by the Company in 2000 (the "2000 Warrants"). Certain capitalized terms used herein are defined in
Section 3 hereof.

This Warrant is subject to the following provisions:

Section 1.  EXERCISE OF WARRANT.

         1.1 EXERCISE PERIOD. Subject to the provisions of Section 6 hereof, the Purchase Rights may be exercised in whole or in part (but not as to a fractional share of Common Stock) at any time beginning on the Date of Issuance and ending at 5:00 o'clock p.m., Pacific time, on ____________, 2005 (the "Exercise Period"). To the extent not exercised during the Exercise Period, the Purchase Rights shall expire and shall not be exercisable after such Exercise Period.

         1.2 EXERCISE PROCEDURE.

                  (a) Subject to the provisions of Section 8 hereof, the Purchase Rights will be deemed to have been exercised when the Company has received, examined, and accepted all of the following items (the "Exercise Time"):

                           (i) a duly completed and signed Exercise Agreement, as described in Section 1.3 of this Agreement, executed by the person exercising such Purchase Rights (the "Purchaser");

                           (ii) this Warrant;

                           (iii) if this Warrant is not registered in the name of the Purchaser, a duly completed and signed Assignment or Assignments in the form set forth in
                           EXHIBIT II evidencing the assignment of this Warrant to the Purchaser, in which case the Registered Holder will have complied with the provisions set forth in
                           Section 6 hereof;

                           (iv) a certified, cashier's or bank check or, in the sole discretion of the Company, a personal check, in an amount equal to the product of the Exercise Price (as defined in Section 2) multiplied by the number of Shares of Common Stock being purchased upon such exercise; and

                           (v) an opinion of counsel as described in Section 6.2 hereof that the exercise of this Warrant is permissible under applicable securities laws.

                  (b) Certificates evidencing the Shares of Common Stock purchased upon exercise of the Purchase Rights will be delivered by the Company to the Purchaser within fifteen (15) days after the date of the Exercise Time. Unless all of the Purchase Rights have expired or have been exercised, the Company will prepare a new Warrant, substantially identical hereto, representing the Purchase Rights formerly represented by this Warrant which have not expired or been exercised and will, within such fifteen (15) day period, deliver such new Warrant to the Person duly designated for delivery in the Exercise Agreement described in Section 1.2(a)(i).

                  (c) The Shares of Common Stock issuable upon the exercise of the Purchase Rights will be deemed to have been issued to the Purchaser at the Exercise Time, and the Purchaser will be deemed for all purposes to have become the record holder of such Shares at the Exercise Time.

                  (d) The issuance of certificates evidencing Shares of Common Stock acquired upon exercise of the Purchase Rights will be made without charge to the Registered Holders or the Purchasers for any issuance tax or other cost incurred by the Company in connection with such exercise and the related issuance of Shares of Common Stock. Each Share of Common Stock issuable upon exercise of the Purchase Rights will, upon payment of the Exercise Price therefor, be fully paid and nonassessable and free from all liens and charges with respect to the issuance thereof, except such as may have been created or caused by the Registered Holder or Purchaser.

                  (e) The Company will not close its books against the transfer of this Warrant or of any share of Common Stock issued or issuable upon the exercise of the Purchase Rights in any manner which interferes with the timely exercise of the Purchase Rights. The Company will from time to time take all such action as may be necessary to assure that the par value per share of the unissued Common Stock acquirable upon exercise of the Purchase Rights is at all times equal to or less than the Exercise Price then in effect.

         1.3 EXERCISE AGREEMENT. Upon any exercise of the Purchase Rights, the Purchaser shall duly complete, sign, and deliver to the Company an Exercise Agreement in the form set forth in EXHIBIT I, and, in addition, if the Shares of Common Stock are not to be issued in the name of the Person in whose name this Warrant is registered, the Exercise Agreement also will state the name of the Person to whom the certificates for the Shares of Common Stock are to be issued, and if the number of Shares of Common Stock to be issued does not include all the Shares of Common Stock purchasable hereunder, it will also state the name of the Person to whom a new Warrant for the unexercised portion of the Purchase Rights is to be delivered. Such Exercise Agreement will be dated the actual date of execution thereof.

         1.4 FRACTIONAL SHARES. If a fractional Share of Common Stock would, but for the provision of Section 1.1 hereof, be issuable upon exercise of the Purchase Rights, the Company will, within fifteen (15) business days after the date of the Exercise Time deliver to the Purchaser a check payable to the Purchaser in lieu of such fractional share in an amount equal to the difference between the Market Price of such fractional share as of the date of the Exercise Time and the Exercise Price of such fractional share.

         1.5 RESERVATION OF SHARES. The Company shall reserve, out of the authorized and unissued shares of Common Stock, a number of shares sufficient to provide for the exercise of the Purchase Rights represented by this Warrant, and the Company and its transfer agent, if any, are hereby irrevocably authorized and directed at all times until the expiration of the Purchase Rights to reserve such number of authorized and unissued shares as shall be requisite for such purpose. The Company will supply its transfer agent with duly executed stock certificates for such purpose. The Company will furnish to its transfer agent a copy of all notices of adjustments, and certificates related thereto, transmitted pursuant to this Warrant.

Section 2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES.

To prevent dilution of the Purchase Rights, the Initial Exercise Price of any Purchase Rights, or the Initial Exercise Price as adjusted pursuant to this
Section 2, shall be subject to adjustment from time to time as provided in this
Section 2 (the Initial Exercise Price or the Initial Exercise Price as last adjusted pursuant to the terms of this Section 2, as the case may be, is called the "Exercise Price"), and the number of Shares of Common Stock obtainable upon exercise of the Purchase Rights shall be subject to adjustment from time to time as provided in this Section 2.

         2.1 SUBDIVISION OR COMBINATION OF COMMON STOCK. If the Company at any time subdivides (by any stock split, stock dividend or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price of all Purchase Rights in effect immediately prior to such subdivision will be proportionately reduced, and the number of Shares of Common Stock obtainable upon exercise of such Purchase Rights will be proportionately increased. If the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price of all Purchase Rights in effect immediately prior to such combination will be proportionately increased, and the number of Shares of Common Stock obtainable upon exercise of such Purchase Rights will be proportionately decreased.

         2.2 REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. Any capital reorganization, reclassification, amalgamation, consolidation, merger or sale of all or substantially all of the Company's assets to another Person which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, the Company will make appropriate provision (in form and substance satisfactory to the registered holders of 2000 Warrants representing a majority of the Common Stock purchasable upon exercise of the 2000 Warrants (the "2000 Majority Registered Holders") to insure that each of such registered holders will thereafter have the right to acquire and receive in lieu of or addition to the Shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of the Purchase Rights of all of the 2000 Warrants such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of Shares of Common Stock immediately theretofore acquirable and receivable upon exercise of the Purchase Rights of all of the 2000 Warrants had such Organic Change not taken place. In any such case, the Company will make appropriate provision (in form and substance satisfactory to the 2000 Majority Registered Holders) with respect to the Registered Holder's rights and interests to insure that the provisions of this Section 2 will thereafter be applicable to this Warrant. The Company will not effect any such amalgamation, consolidation, merger or sale unless, prior to the consummation thereof, the successor corporation (if other than the Company) resulting from such amalgamation, consolidation or merger or the corporation purchasing such assets assumes by written instrument (in form and substance satisfactory to the 2000 Majority Registered Holders) the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

         2.3 CERTAIN DISTRIBUTIONS. If the Company shall distribute to all holders of its shares of Common Stock notes or other evidence of indebtedness or assets (other than cash dividends not in excess of the Company's earnings for the immediately preceding fiscal year) or Options or Convertible Securities, then in each case the number of Shares of Common Stock thereafter obtainable upon the exercise of the Purchase Rights shall be determined by multiplying the number of Shares theretofore obtainable upon such exercise by a fraction, of which the numerator shall be the then current Market Price per share of Common Stock on the date of such distribution, and of which the denominator shall be the then current Market Price per share of Common Stock, less the then current Market Price of the portion of the assets, notes or other evidence of indebtedness so distributed or of such Options or Convertible Securities applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of shareholders entitled to receive such distribution. In the event of a distribution by the Company to all holders of its shares of Common Stock of stock of a Subsidiary or securities convertible into or exercisable for such stock, then in lieu of an adjustment in number of Shares of Common Stock acquirable upon the exercise of the Purchase Rights, the Registered Holder of this Warrant, upon the exercise thereof at any time after such distribution, shall be entitled to receive from the Company, such Registered Subsidiary, or both, as the Company shall determine, the stock or other securities to which such Registered Holder would have been entitled if such Registered Holder had exercised the Purchase Rights immediately prior thereto.

         2.4 CERTAIN EVENTS.

                  (a) ADJUSTMENT. If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions, then the Company's board of directors will make an appropriate adjustment in the Exercise Price and the number of Shares of Common Stock obtainable upon exercise of the Purchase Rights so as to protect the rights of the Registered Holders of the Warrants.

                  (b) NO IMPAIRMENT. The Company will not, by amendment of its charter or bylaws or through any Organic Change or other reorganization, amalgamation, transfer of assets, reclassification, merger, dissolution, issue or sale of securities, or otherwise, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by the Company under this Warrant but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Registered Holders of this Warrant against impairment.

         2.5 NOTICES.

                  (c) Immediately upon any adjustment of the Exercise Price or number of Shares subject to this Warrant, the Company will give written notice thereof to each Registered Holder.

                  (d) The Company will give written notice to the Registered Holder at least fifteen (15) business days prior to the date on which the Company closes its books or takes a record with respect to any dividend or distribution upon the Common Stock, with respect to any pro rata subscription offer to holders of Common Stock, or for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

                  (e) The Company also will give written notice to the Registered Holders at least fifteen (15) business days prior to the date on which any Organic Change, dissolution or liquidation will take place.

Section 3. DEFINITIONS.

For purposes of this Warrant, the following terms have the meanings set forth below:

         3.1 "COMMON STOCK" means, collectively, the Company's common stock, no par value, and any capital stock of any class of the Company hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

         3.2 "MARKET PRICE" of a share of Common Stock as of a particular date (the "Determination Date") shall mean:

         (a) If the Company's Common Stock is traded on an exchange or is quoted on The Nasdaq National Market, the average closing or last sale prices, respectively, reported for the ten (10) trading days immediately preceding the Determination Date;

         (b) If the Company's Common Stock is not traded on an exchange or on The Nasdaq National Market but is traded in the over-the-counter market, the average of the closing bid and asked prices reported for the ten (10) trading days immediately preceding the Determination Date; or

         (c) If the Common Stock is not traded publicly, the value of the Common Stock determined by the Company and the Registered Holder(s) of this Warrant; provided, that if such parties are unable to reach agreement within five (5) trading days after the Determination Date, such Market Price shall be determined by an appraiser jointly selected by the Company and the 2000 Majority Registered Holders.

         3.3 "PERSON" means an individual, partnership, joint venture, corporation, association, joint stock company, trust, unincorporated organization and government entity or any department, agency or political subdivision thereof.

         3.4 "SUBSIDIARY" means a corporation, partnership, joint venture, association, joint stock company, trust, or unincorporated organization as to which the Company has "control" (as the term "control" is defined in the Securities Exchange Act of 1934).

Section 4. REDEMPTION RIGHTS OF THE COMPANY.

         4.1 This Warrant may be redeemed by the Company at any time on or before __________, 2005 at a redemption price of $0.01 per Share, upon giving notice of such redemption as set forth below, provided that (i) the closing sale price of the Common Stock exceeds $4.00 per share (subject to adjustment as provided in Section 2) for any thirty (30) consecutive trading days prior to such notice and (ii) a registration statement covering the resale of the Shares as provided in Article 8 of that certain Stock Purchase and Investment Agreement by and between the Company and, among others, the Initial Registered Holder, dated _______, 2000 has been filed by the Company with the United States Securities and Exchange Commission and is effective as of the date of such notice.

         4.2 Notice of redemption shall be mailed not less than thirty (30) calendar days prior to the date fixed for redemption to the Registered Holder(s) of this Warrant at his or their last registered address(es). Each such notice shall specify the date set for redemption, the place of redemption and the redemption price of $0.01 per Share at which each Warrant is to be redeemed, and shall state that payment of redemption price of the Warrant will be made on surrender of the Warrant at such place of redemption, and that if not exercised by the close of business on the date fixed for redemption, the Purchase Rights shall expire unless extended by the Company.

         4.3 If notice of redemption is given in compliance with this Section 4, the Purchase Rights of this Warrant identified for redemption shall expire at the close of business on such date of redemption unless extended by the Company. Upon presentation and surrender of the Warrant at such place of payment specified in the notice, the Warrant shall be redeemed at the redemption price of $0.01 per Share.

Section 5. NO VOTING RIGHTS.

This Warrant does and will not entitle the Registered Holder(s) hereof to any voting rights or other rights as a shareholder of the Company with respect to the Shares unless and to the extent the Warrant is exercised.

Section 6. CONDITIONS TO EXERCISE OR TRANSFER OF WARRANT.

         6.1 TRANSFER OF WARRANT. Subject to the conditions referred to in the legend endorsed hereon and as hereinafter set forth, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Registered Holder, upon surrender of this Warrant with a properly executed Assignment (in the form of EXHIBIT II hereto) at the principal office of the Company.

         6.2 CONDITIONS TO TRANSFER. The Registered Holder, by acceptance hereof, agrees to give written notice to the Company before transferring this Warrant or any part hereof, or before transferring any Common Stock issued upon the exercise hereof, of the Registered Holder's intention to do so, describing briefly the manner of any proposed transfer. Promptly upon receiving such written notice, or promptly upon receiving from the Registered Holder the items described in Sections 1.2(a)(i) through (iv) hereof, the Company shall present copies thereof to the Company's counsel. If, in the opinion of such counsel, the proposed exercise or transfer may be effected without registration or qualification of the Warrant or the Shares of Common Stock purchasable upon the exercise hereof, under any federal, state, or territorial securities laws, the Company, as promptly as practicable, shall notify the Registered Holder of such opinion. The Registered Holder then shall be entitled to exercise or transfer this Warrant or any part hereof or to dispose of Shares of Common Stock received upon the previous exercise of this Warrant in accordance with the terms of the notice delivered by the Registered Holder to the Company; provided, however, that an appropriate legend may be endorsed on the Warrant or the certificates evidencing the Shares of Common Stock purchasable upon exercise of the Warrant, which legend sets forth the restrictions upon the transfer thereof necessary or advisable in the opinion of counsel satisfactory to the Company to prevent further transfers which would be in violation of Section 5 of the Securities Act of 1933, as amended, and applicable state or territorial securities laws. If, in the opinion of the counsel referred to in this Section, the proposed exercise or transfer or disposition of the Warrant or Shares described in the written notice given pursuant to this Section may not be effected without registration or qualification of this Warrant or the Shares of Common Stock issued upon the exercise hereof, the Company shall promptly give written notice thereof to the Registered Holder, and the Registered Holder will limit and conduct his activities in respect to such as, in the opinion of such counsel, are permitted by law.

Section 7. RIGHT TO CONVERT.

         7.1 CONVERSION RIGHT. The Registered Holder shall have the right to require the Company to convert this Warrant (the "Conversion Right"), at any time prior to its expiration, into shares of Common Stock as provided for in this Section. Upon exercise of the Conversion Right, the Company shall deliver to the Registered Holder (without payment by the Registered Holder of any exercise price) that number of shares of Common Stock equal to the quotient obtained by dividing (i) the value of the Warrant at the time the Conversion Right is exercised (determined by subtracting the aggregate exercise price for the Shares in effect immediately prior to the exercise of the Conversion Right from the aggregate Market Price for the Shares immediately prior to the exercise of the Conversion Right) by (ii) the Market Price of one share of Common Stock immediately prior to the exercise of the Conversion Right.

         7.2 EXERCISE OF CONVERSION RIGHT. The Conversion Right may be exercised by the Registered Holder, at any time or from time to time, prior to its expiration, on any business day, by delivering a written notice (the "Conversion Notice"), the form of which is attached hereto as EXHIBIT III, to the Company at the offices of the Company exercising the Conversion Right and specifying (i) the total number of Shares the Registered Holder will purchase pursuant to such conversion, and (ii) a place, and a date not less than five (5) nor more than twenty (20) trading days from the date of the Conversion Notice, for the closing of such purchase.

         7.3 CLOSING OF CONVERSION RIGHT. At any closing under Section 7.2 hereof, (i) the Registered Holder will surrender the Warrant and deliver the items described in Sections 1.2(a)(iii) (if applicable) and 1.2(a)(v), (ii) the Company will deliver to the Registered Holder a certificate or certificates for the number of Shares of Common Stock issuable upon such conversion, together with cash, in lieu of any fraction of a share, and (iii) the Company will deliver to the Registered Holder a new Warrant representing the number of Shares, if any, with respect to which the Warrant shall not have been exercised.

Section 8. WARRANT EXCHANGEABLE FOR DIFFERENT DENOMINATIONS.

This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the Purchase Rights hereunder, and each of such new Warrants will represent such portion of such Purchase Rights as is designated by the Registered Holder at the time of such surrender. The date the Company initially issues this Warrant will be deemed to be the "Date of Issuance" hereof regardless of the number of times new certificates representing the unexpired and unexercised Purchase Rights formerly represented by this Warrant shall be issued. All Warrants representing portions of the Purchase Rights hereunder are referred to herein as the "Warrants."

Section 9. REPLACEMENT.

Upon receipt of evidence reasonably satisfactory to the Company of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company or, in the case of any such mutilation, upon surrender of such certificate, the Company will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

Section 10. NOTICES.

Except as otherwise expressly provided herein, all notices given pursuant to or in connection with this Warrant will be in writing and will be delivered personally or by telecopy or by registered or certified mail, return receipt requested, postage prepaid, and will be deemed to have been given when so delivered or confirmed as received by telecopy or five (5) days after the date on which so mailed (i) to the Company, at its principal executive offices, (ii) to the Registered Holder of this Warrant at such Registered Holder's address as it appears in the records of the Company (unless otherwise indicated by any such Registered Holder), and (iii) to such other address as the Company or the Registered Holder shall advise the other pursuant to the provisions of this Section.

Section 11. AMENDMENT AND WAIVER.

Except as otherwise provided herein, the provisions of the 2000 Warrants, including this Warrant, may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the 2000 Majority Registered Holders.

Section 12. DESCRIPTIVE HEADINGS; GOVERNING LAW; DOLLAR AMOUNTS.

The descriptive headings of the several parts and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The construction, validity and interpretation of this Warrant will be governed by the internal law, and not the conflicts law, of the State of Delaware. All dollar amounts used herein are in United States dollars.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers under its corporate seal and to be dated the Date of Issuance hereof.

                                    INTERACTIVE NETWORK, INC.


Attest:                             By:
                                       -----------------------------------------
                                          Bruce W. Bauer
                                          Its: President and Chief Executive
                                          Officer
------------------------------

                                    EXHIBIT I
                                    ---------

                               EXERCISE AGREEMENT
                               ------------------


To:

Dated:


The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. _____), hereby agrees to subscribe for and purchase _______ shares of the Common Stock covered by such Warrant and makes payment in full at the price per share provided by such Warrant.


                                           -------------------------------------
                                           Signature

                                           -------------------------------------
                                           Name Typed or Printed

                                           -------------------------------------
                                           Address

                                           -------------------------------------

                                   EXHIBIT II
                                   ----------

                                   ASSIGNMENT
                                   ----------



FOR VALUE RECEIVED, ______________________________ sells, assigns and transfers all of the rights under the attached Warrant (Certificate No. _____) with respect to the number of shares of the Common Stock set forth below, unto:


NAME OF ASSIGNEE                    ADDRESS                       NO. OF
----------------                    -------                       SHARES
                                                                  ------





Dated:
                                         ---------------------------------------
                                         Signature


                                         ---------------------------------------
                                         Name Typed or Printed


                                         Witness:
                                                 -------------------------------

                                   EXHIBIT III
                                   -----------

                                CONVERSION NOTICE
                                -----------------

To:  Interactive Network, Inc.

Dated: ___________________, 2000

The undersigned, pursuant to Section 7 of the attached Warrant Certificate (Certificate No.____), hereby agrees to subscribe for and purchase _________ shares of Common Stock covered by such Warrant by converting other shares covered by such Warrant according to the following formula:

                             multiplied by
----------------------------               -------------------------------------
Per Share Market Price                     number of shares subject to Warrant

MINUS

                             multiplied by
----------------------------               -------------------------------------
Exercise price per share                   number of shares subject to Warrant

DIVIDED BY


Per share Market Price

EQUALS:
        ----------------------------

Please indicate dates and price for each day used to determine Market Price:

Dates:      _____  _____  _____  _____  _____  _____  _____  _____  _____  _____
Last
Sales Price:_____  _____  _____  _____  _____  _____  _____  _____  _____  _____


                                          --------------------------------------
                                          Signature

                                          --------------------------------------
                                          Name Typed or Printed

                                          --------------------------------------
                                          Address

                                          --------------------------------------
                                          --------------------------------------
                                          Telephone number (including area code)

                                    EXHIBIT A

                          common Stock purchase warrant